UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Cell Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On February 27, 2009, Cell Therapeutics, Inc. (the “Company”) issued the following press release in connection with its Special Meeting of Shareholders:

501 Elliott Ave. W. #400 Seattle, WA 98119	T 206.282.7100 F 206.272.4010

Cell Therapeutics Reschedules Special Meeting

February 27, 2009 Seattle—Cell Therapeutics, Inc. (CTI) (NASDAQ and MTA: CTIC) announced today that it has rescheduled the special meeting of shareholders from Friday, February 27, 2009 to Tuesday, March 24, 2009, in order to allow additional time for the proxy materials, first mailed to shareholders by CTI on or about February 12, 2009, to be adequately disseminated and reviewed by CTI shareholders and so that all shareholders receive at least 20 days written notice of the special meeting. The purposes of the rescheduled special meeting remain unchanged from the proxy materials previously distributed to shareholders, and include, among other things, approval of amendments to CTI’s articles of incorporation in order to increase the authorized shares of CTI and effect a reverse stock split and approval of amendments to CTI’s equity incentive plan and employee stock purchase plan. The Board of Directors of CTI continues to seek the approval of CTI shareholders for all of the proposed amendments.

The votes of any shareholder who has previously submitted its executed proxy card, or has otherwise voted, will continue to be counted for the rescheduled special meeting on March 24, 2009. Any shareholder who does not wish to change its vote, does not need to take any further action. Any shareholder who has not yet voted is encouraged to do so. Any shareholder who has previously voted and wishes to revoke its proxy, or otherwise change its vote, may do so in accordance with the procedures set forth in the proxy materials previously distributed to shareholders.

The complete set of proxy materials, including the proxy statement prepared in connection with the special meeting, and information regarding the time, date and place of CTI’s rescheduled special meeting, is available on CTI’s website at www.celltherapeutics.com/shareholder. Shareholders may also call Investor Relations at 206.272.4345 to request an electronic copy or hardcopy of the proxy materials, including the proposed amendments to CTI’s articles of incorporation.

About Cell Therapeutics, Inc.

Headquartered in Seattle, CTI is a biopharmaceutical company committed to developing an integrated portfolio of oncology products aimed at making cancer more treatable. For additional information, please visit www.celltherapeutics.com.

This press release includes forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results. Forward-looking statements can generally be identified by the use of words such as “expects,” “intends,” “believes,” “anticipates,” or words of similar import. Similarly, statements that describe the Company’s future plans, objectives or goals are also forward-looking statements. Any such forward-looking statements are inherently speculative and are based on currently available information, expectations and projections about future events, outcomes and trends. As such, they are subject to numerous risks and uncertainties, including the occurrence of any event, change or other circumstance that affects the timing and outcome of the Company’s special meeting of the shareholders. Actual events and results may be significantly different from expectations. You should also review the risk factors listed or described from time to time in the Company’s filings with the Securities and Exchange Commission including, without limitation, the Company’s most recent filings on Forms 10-K, 8-K, and 10-Q. Except as may be required by law, CTI does not intend to update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

###

Media Contact:

Dan Eramian

T: 206.272.4343

C: 206.854.1200

E: media@ctiseattle.com

www.CellTherapeutics.com/press_room

Investors Contact:

Ed Bell

T: 206.272.4345

Lindsey Jesch Logan

T : 206.272.4347

F : 206.272.4434

E: invest@ctiseattle.com

www.CellTherapeutics.com/investors

Additionally, on or about February 27, 2009, the Company mailed the following letter to its shareholders in connection with its Special Meeting of Shareholders:

CELL THERAPEUTICS, INC.

Important Notice of Rescheduled Date of

the Special Meeting of Shareholders to

Tuesday, March 24, 2009

To Our Shareholders:

The Board of Directors of Cell Therapeutics, Inc (the “Company”) has voted to reschedule the Special Meeting of Shareholders from Friday, February 27, 2009 to Tuesday, March 24, 2009, in order to allow additional time for the proxy materials, first mailed to shareholders by the Company on or about February 12, 2009, to be adequately disseminated and reviewed by the Company’s shareholders and so that all shareholders receive at least 20 days written notice of the meeting. The rescheduled Special Meeting of Shareholders will be held at 10:00 a.m. Pacific Daylight Time, on Tuesday, March 24, 2009, at 501 Elliott Avenue West, Suite 400, Seattle Washington 98119. The following purposes of the rescheduled Special Meeting remain unchanged from the proxy materials previously distributed to shareholders:

(1)	Approval of an amendment to our amended and restated articles of incorporation to increase the number of authorized shares from 410,000,000 to 810,000,000 and to increase the number of authorized shares of common stock from 400,000,000 to 800,000,000;

(2)	Approval of an amendment to our amended and restated articles of incorporation to effect a reverse stock split;

(3)	Approval of an amendment to our 2007 Equity Incentive Plan to increase the number of shares available for issuance under the plan by 25,000,000 shares;

(4)	Approval of an amendment to our 2007 Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan by 1,000,000 shares; and

(5)	To transact such other business as may properly come before the meeting and all adjournments and postponements thereof.

All shareholders are invited to attend the rescheduled meeting. The previously disclosed February 4, 2009 record date fixed by the Board for shareholders entitled to vote at the Special Meeting, and all adjournments or postponements thereof, has not changed.

YOUR VOTE IS IMPORTANT.

If you have already submitted your executed proxy card, or otherwise voted, your vote will continue to be counted for the rescheduled Special Meeting on March 24, 2009. If you do not wish to change your vote, you do not need to take any further action.

If you have not yet returned your proxy card or otherwise voted, whether or not you intend to be present at the meeting, U.S. shareholders are requested to sign and date the enclosed proxy card and return it in the enclosed envelope, and Italian shareholders are requested to request and return an Italian proxy card together with a completed certificate of participation (see page 1 of the previously distributed proxy statement for more information on Italian voting procedures). If your shares are held in a bank or brokerage account in the United States, or if you are registered directly with the Company as the record holder of your shares, you may be eligible to vote your proxy electronically or by telephone. Please refer to the enclosed proxy card for instructions.

If you have previously voted and wish to revoke your proxy, or otherwise change your vote, you may do so at any time prior to the voting thereof on any matter by:

•	Delivering written notice to our Secretary, Donald W. Wyatt, at our principal executive offices;

•	Executing and delivering another proxy card dated as of a later date; or

•	Voting in person at the Special Meeting.

For our Italian shareholders, any written notice of revocation or another proxy, in either case date as of a later date, must also be accompanied by another Certificate of Participation in the Italian Central Depository System.

Copies of the proxy statement for the Special Meeting may be obtained on our website at www.celltherapeutics.com/shareholder or the Securities and Exchange Commission website at www.sec.gov or by calling Investor Relations at 206.272.4345. Our Italian shareholders may also obtain copies of the proxy statement from the office of the Borsa Italiana S.p.A., our Italian office located at Via Ariosto, 23, 20091 Bresso (MI)-Italy, Attn: Finance Director, or the office of any of the depository banks (or Monte Titoli intermediaries) having CTI shares on their accounts.

A complete list of shareholders entitled to notice of, and to vote at, the meeting has been open to examination by the shareholders since February 17, 2009 and will remain open until the meeting date for any purpose germane to the meeting during normal business hours at the office of the Secretary of the Company at 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119.

By Order of the Board of Directors

Louis A. Bianco
Executive Vice President, Finance & Administration

Seattle, Washington

February 27, 2009

Important Notice Regarding the Available of Proxy Materials to Be Held on March 24, 2009:

The Proxy Statement is available on our website at www.celltherapeutics.com/shareholder.